AS  FILED  WITH  THE  SECURITIES  AND  EXCHANGE  COMMISSION  ON  MAY  25,  2001.
                                                REGISTRATION  NO.  333-________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              TRITON ENERGY LIMITED
             (Exact name of registrant as specified in its charter)

                  CAYMAN ISLANDS                        NONE
                (State or other jurisdiction     (I.R.S. Employer
            of incorporation or organization)     Identification No.)

                  CALEDONIAN HOUSE
                   JENNETT STREET
                   P. O. BOX 1043
                    GEORGETOWN
             GRAND CAYMAN, CAYMAN ISLANDS                    NONE
             (Address of principal executive offices)     (Zip Code)



                                ------------------

                 TRITON ENERGY LIMITED 2001 SHARE INCENTIVE PLAN
                            (Full title of the plans)

                                THOMAS J. MURPHY
                            TRITON ENERGY CORPORATION
                    6688 NORTH CENTRAL EXPRESSWAY, SUITE 1400
                              DALLAS, TEXAS  75206
                     (Name and address of agent for service)

                                 (214) 691-5200
                          (Telephone number, including
                        area code, of agent for service)
                           ___________________________

                         CALCULATION OF REGISTRATION FEE


                                    PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF SECURITIES  AMOUNT TO BE  OFFERING PRICE PER   AGGREGATE OFFERING     AMOUNT OF
TO BE REGISTERED(1)   REGISTERED       SHARE (2)           PRICE (2)         REGISTRATION FEE

Ordinary Shares,
$01.par value per
share                 1,000,000         $26.40              $26,400,000         $6,600


(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of the Registrant's ordinary shares as may be issuable pursuant to the antidilution provisions of the Plan.
(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Ordinary Shares, as reported by the New York Stock Exchange, on May 23, 2001.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents, which have been filed by Triton Energy Limited (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     - The Company's annual report on Form 10-K for the fiscal year ended December 31, 2000 (SEC file number 1-11675);

     - The Company's quarterly report on Form 10-Q for the quarter ended March 31, 2001 (SEC file number 1-11675);

     - The Company's current reports on Form 8-K filed on January 4, 2001, February 1, 2001, March 28, 2001; April 25, 2001; and May 14, 2001
       (SEC file number  1-11675);

     - The Company's definitive proxy statement (filed on March 30, 2001); and

     - the description of the ordinary shares contained in the Company's Registration Statement on Form 8-A dated March 25, 1996, as amended by Form 8-A/A, dated August 14, 1996, Form 8-A/A dated October 2, 1998, and Form 8-A/A dated January 31, 1999 (SEC file number 1-11675).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the ordinary shares ("Shares") offered hereunder have been sold or which deregisters all of such Shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Certain legal matters in connection with the validity of the ordinary shares offered hereby have been passed upon for the Company by Thomas J. Murphy, General Counsel for the Company. Mr. Murphy owns ordinary shares of the Company and options to purchase ordinary shares.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Company is a Cayman Islands company. Article XXXIII of the Company's Articles of Association contains provisions with respect to indemnification of the Company's officers and directors. Such provisions provide that the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the Company, against any liability or expense actually and reasonably incurred by such person in respect thereof. The Company shall also advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law. Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise. The Articles of Association also provide that except under certain circumstances, directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duties as a director.

     The Companies Law (2000 Revision) of the Cayman Islands does not set out any specific restrictions on the ability of a company to indemnify officers or directors. However, the application of basic principles and certain Commonwealth case law which is likely to be persuasive in the Cayman Islands, would indicate that indemnification is generally permissible except in the event that there had been fraud or willful default on the part of the officer or director or reckless disregard of his duties and obligations to the Company.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.  EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit
 No.      Description  of  Exhibit
----      ------------------------

3.1 Memorandum of Association (previously filed as an exhibit to the Company's Registration Statement on Form S-3 (No 333-08005) and incorporated herein by reference)
3.2 Articles of Association (previously filed as an exhibit to the Company's Registration Statement on Form S-3 (No 333-08005) and incorporated herein by reference)
4.1 Specimen Share Certificate of Ordinary Shares, $.01 par value, of the Company (previously filed as an exhibit to the Company's Registration
      Statement on Form 8-A dated March 25, 1996, and incorporated herein by reference)
4.2 Rights Agreement dated as of March 25, 1996, between Triton and The Chase Manhattan Bank, as Rights Agent, including, as Exhibit A thereto, Resolutions establishing the Junior Preference Shares (previously filed as an exhibit  to  the Company's  Registration  Statement on Form S-3
      (No 333-08005) and incorporated  herein by  reference)
4.3 Resolutions Authorizing the Company's 5% Convertible Preference Shares (previously filed as an exhibit to the Company's and Triton Energy Corporation's Registration Statement on Form S-4 (No. 333-923) and incorporated herein by reference)
4.4 Amendment No. 1 to Rights Agreement dated as of August 2,1996, between Triton Energy Limited and The Chase Manhattan Bank, as Rights Agent(previously filed as an exhibit to the Company's Registration Statement on Form 8-A/A (Amendment No. 1) dated August 14, 1996, and incorporated herein by reference)
4.5 Amendment No. 2 to Rights Agreement dated as of August 30, 1998, between Triton Energy Limited and The Chase Manhattan Bank, as Rights Agent (previously filed as an exhibit to the Company's Registration Statement on Form 8-A/A (Amendment No.2) dated October 2, 1998, and incorporated herein by reference)
4.6 Unanimous Written Consent of the Board of Directors authorizing a Series of Preference Shares (previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, and incorporated herein by reference.)
4.7 Amendment No. 3 to Rights Agreement dated as of January 5,1999, between Triton Energy Limited and The Chase Manhattan Bank, as Rights Agent (previously filed as an exhibit to the Company's Registration Statement on Form 8-A/A (Amendment No.3) dated January 31, 1999, and incorporated herein by reference)
5.1*  Opinion  of  General  Counsel.
23.1* Consent  of  PricewaterhouseCoopers  LLP.
23.2* Consent  of  DeGolyer  and  MacNaughton.
23.3* Consent  of  Netherland, Sewell & Associates, Inc.
23.4* Consent of General Counsel (included in his opinion filed as Exhibit  5.1 to  this  Registration  Statement)
24* Power of Attorney (included in the signature page of this registration statement)
___________________
*  Filed  herewith.


ITEM  9.  UNDERTAKINGS.

     (a)   The  undersigned  registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each person whose signature appears below authorizes James C. Musselman, A.E. Turner, III, and W. Greg Dunlevy, or any of them, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange
Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 25, 2001.


                                           TRITON  ENERGY  LIMITED


                                           By:/s/James  C.  Musselman
                                              -----------------------
                                              James C. Musselman, President and
                                              Chief Executive Officer


                                              /s/W.  Greg  Dunlevy
                                              -----------------------
                                              W. Greg Dunlevy, Senior Vice
                                              President, Chief Financial Officer
                                              and Treasurer (Principal Financial
                                              and Accounting Officer)

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on May 15, 2001 by the following persons in the capacities indicated.

          SIGNATURE                      TITLE
          ---------                      -----



 ---------------------------              Chairman of the Board of Directors
(Thomas  O.  Hicks)



/s/  James  C. Musselman
----------------------------              President, Chief Executive Officer and
(James  C.  Musselman)                    Director (Principal Executive Officer)



/s/  Tom  C.  Davis
----------------------------              Director
(Tom  C.  Davis)



/s/  Sheldon  R.  Erikson
----------------------------              Director
(Sheldon  R.  Erikson)



/s/  Jack  D.  Furst
----------------------------              Director
(Jack  D.  Furst)



----------------------------              Director
(John  R.  Huff)



/s/  Michael  E.  McMahon
----------------------------              Director
(Michael  E.  McMahon)



/s/  Lamar  Norsworthy
----------------------------              Director
(Lamar  Norsworthy)



/s/  C.  Richard  Vermillion
----------------------------             Director
(C.  Richard  Vermillion)



/s/  J.  Otis  Winters
----------------------------             Director
(J.  Otis  Winters)



                                INDEX TO EXHIBITS

Exhibit
 No.      Description  of  Exhibit
----      ------------------------

3.1 Memorandum of Association (previously filed as an exhibit to the Company's Registration Statement on Form S-3 (No 333-08005) and incorporated herein by reference)
3.2 Articles of Association (previously filed as an exhibit to the Company's Registration Statement on Form S-3 (No 333-08005) and incorporated herein by reference)
4.1 Specimen Share Certificate of Ordinary Shares, $.01 par value, of the Company (previously filed as an exhibit to the Company's Registration
      Statement on Form 8-A dated March 25, 1996, and incorporated herein by reference)
4.2 Rights Agreement dated as of March 25, 1996, between Triton and The Chase Manhattan Bank, as Rights Agent, including, as Exhibit A thereto, Resolutions establishing the Junior Preference Shares (previously filed as an exhibit  to  the Company's  Registration  Statement on Form S-3
      (No 333-08005) and incorporated  herein by  reference)
4.3 Resolutions Authorizing the Company's 5% Convertible Preference Shares (previously filed as an exhibit to the Company's and Triton Energy Corporation's Registration Statement on Form S-4 (No. 333-923) and incorporated herein by reference)
4.4 Amendment No. 1 to Rights Agreement dated as of August 2,1996, between Triton Energy Limited and The Chase Manhattan Bank, as Rights Agent(previously filed as an exhibit to the Company's Registration Statement on Form 8-A/A (Amendment No. 1) dated August 14, 1996, and incorporated herein by reference)
4.5 Amendment No. 2 to Rights Agreement dated as of August 30, 1998, between Triton Energy Limited and The Chase Manhattan Bank, as Rights Agent (previously filed as an exhibit to the Company's Registration Statement on Form 8-A/A (Amendment No.2) dated October 2, 1998, and incorporated herein by reference)
4.6 Unanimous Written Consent of the Board of Directors authorizing a Series of Preference Shares (previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, and incorporated herein by reference.)
4.7 Amendment No. 3 to Rights Agreement dated as of January 5,1999, between Triton Energy Limited and The Chase Manhattan Bank, as Rights Agent (previously filed as an exhibit to the Company's Registration Statement on Form 8-A/A (Amendment No.3) dated January 31, 1999, and incorporated herein by reference)
5.1*  Opinion  of  General  Counsel.
23.1* Consent  of  PricewaterhouseCoopers  LLP.
23.2* Consent  of  DeGolyer  and  MacNaughton.
23.3* Consent  of  Netherland, Sewell & Associates, Inc.
23.4* Consent of General Counsel (included in his opinion filed as Exhibit  5.1 to  this  Registration  Statement)
24* Power of Attorney (included in the signature page of this registration statement)

___________________
*  Filed  herewith.